Exhibit 99.1

Press Release

Encore Capital Group, Inc. Announces Changes to its Board of Directors

SAN DIEGO, May 15, 2007 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG) announced today that Timothy J. Hanford, Willem Mesdag, John J. Oros and J. Christopher Teets have joined Encore’s Board of Directors. These new members replace directors Raymond Fleming, Treasurer of Consolidated Press Holdings Limited, Eric D. Kogan, Partner of Clarion Capital Partners, and Peter W. May, President and Chief Operating Officer of Triarc Companies, who have resigned in connection with the previously announced acquisition of approximately 25% of Encore’s common stock by an investment vehicle jointly funded by affiliates of J.C. Flowers & Co. and FPK Capital in a transaction that closed on May 10, 2007. In addition, Mr. Hanford has been appointed to the Compensation Committee of Encore Capital Group’s Board.

Mr. Hanford is Co-Head of FPK Capital, which manages principal investments for Fox-Pitt, Kelton, a leading specialist investment bank servicing financial institutions worldwide. Prior to establishing FPK Capital, he served as Head of Private Equity at Dresdner Bank and as a member of the Institutional Restructuring Unit’s Executive Committee. Mr. Hanford’s previous experience also includes private equity investing with Charlemagne Capital and serving as a Board Director of Schroders, based in Tokyo and Hong Kong, where he was responsible for structured finance.

Mr. Mesdag is Managing Partner of Red Mountain Capital Partners LLC, an investment firm that he established following a 21-year career with Goldman, Sachs & Co. Prior to joining Goldman, Sachs & Co., Mr. Mesdag practiced law with Ballard, Spahr, Andrews & Ingersoll in Philadelphia.

Mr. Oros is a Managing Director of J.C. Flowers & Co. LLC, an investment advisor, and serves as the Executive Chairman of Enstar Group Limited. Since March 2000, he has also served in various executive positions for The Enstar Group, Inc. and its successor entity Enstar USA, Inc. Before joining The Enstar Group, Inc., Mr. Oros was an investment banker at Goldman, Sachs & Co. for 20 years.

Mr. Teets is a Partner of Red Mountain Capital Partners LLC. He was previously employed by Goldman, Sachs & Co., most recently serving as Vice President in the firm’s investment banking division. Prior to that, Mr. Teets was a financial analyst in the investment banking division of Citigroup.

“We are very pleased to welcome Tim, Will, John and Chris to our Board of Directors,” said J. Brandon Black, President and CEO of Encore Capital Group. “We believe each adds deep industry expertise in the financial services sector and will contribute to our strategic vision and help in building stockholder value.”

Carl C. Gregory, III, Chairman of the Board of Directors of Encore Capital Group said, “We welcome our newest colleagues to the Board who bring a wealth of experience in the financial services business. We look forward to tapping into these new resources as we build further relationships across the financial services spectrum to take advantage of Encore’s areas of expertise.”

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the Company can be found at www.encorecapitalgroup.com.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding future operating results. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed from time to time in the reports filed by the Company with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapitalgroup.com

or

Ren Zamora (858) 560-3598

ren.zamora@encorecapitalgroup.com

SOURCE Encore Capital Group, Inc.